EXHIBIT 10(i)

Acquisition Agreement

THIS AGREEMENT made effective the 11th day of November 2003.

BETWEEN

InvestNet Inc.

a business corporation duly incorporated and validly existing under the laws of the State of Nevada, with its business address at 1403 East 900 South, Salt Lake City Utah 84105

(“InvestNet”)

AND

AGrade Limited
Advance Tech Asset Management Limited

(“Advance Tech Warrantors”)

AND

Advance Tech (Asia) Ltd.

(“Advance Tech”)

AND

Ho Chun Lung Terence

WHEREAS:

A.	InvestNet is a business corporation whose common shares are traded on the Over the Counter Bulletin Board of NASD (“OTCBB”);

B.	Agrade Limited and Advance Tech Asset Management Limited are Advance Tech Shareholders as set forth in Schedule I of this Agreement; and

C.

Advance Tech (ASIA) Limited. (“Advance Tech”), a business corporation incorporated in the British Virgin Islands, having a share capital of US$10,000,000 divided into 10,000,000 shares of US$1.00 each of which 622 shares have been issued and fully paid up. Advance Tech is a private limited company and is engaged in providing real-time transaction solutions, customized solutions and professional IT consulting services.

D.	Ho Chun Lung Terence, chairman of Advance Tech, be acting on behalf of the remaining shareholders of Advance Tech in this Agreement subject to their final approval.

NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound, the Parties covenant and agree as follows:

Article One
Shares Exchange Between the Parties

1.1	Subject to the terms and conditions set forth herein, Advance Tech agree to transfer (the "Transfer") to InvestNet Inc. 100% of the shares of Advance Tech (the "Transferred Shares"), in exchange for the common shares to be issued to Advance Tech by InvestNet Inc. as provided herein.

1.2	To effect the transaction under this Agreement, InvestNet shall issue to Advance Tech and/or their nominees a total of 22, 312, 500 common shares immediately upon presentation of the share certificates representing the Transferred Shares. If there are any shareholders, for whatever reasons, decline to tender their respective shares in Advance Tech, the total number of shares to be issued by InvestNet in exchange for the actual Transferred Shares will be reduced accordingly.

1.3	The closing of the transaction contemplated hereby (the “Closing”) shall take place on a date and at such time as the parties may agree (the “Closing Date”) but in any event not later than the 15th of December, 2003. Such Closing shall take place at a mutually agreed time and place. At the Closing, or upon presentation of the share certificates representing the Transferred Shares, InvestNet shall issue to Advance Tech Shareholders the InvestNet shares.

1.4	To effect the transaction under this Agreement, Directors of the Board of Advance Tech will pass a resolution authorizing Mr. Terence Ho, the chairman of Advance Tech, to sign on behalf of Advance Tech in this Agreement.

1.5	For the avoidance of doubt, the newly issued common shares to be issued to Advance Tech under this Agreement shall be issued to Advance Tech Shareholders and/or their nominees according to the ratio and percentage of subscription for shares by such Advance Tech and/or their nominees as set forth in Schedule I of this Agreement.

1.6	Advance Tech shall have the right to appoint on the Closing Date of this Agreement seven directors to InvestNet Board forming majority thereof. Advance Tech agrees to cause such director(s) of InvestNet to be appointed as director(s) of Advance Tech, provided that the majority directors of Advance Tech consist of majority directors of InvestNet, subsequent to the transaction contemplated herein.

1.7	InvestNet may, with the prior approval of the Advance Tech Director, appoint two directors and officers to InvestNet Board upon the execution of this Agreement for the purpose of continuing the normal business of InvestNet. InvestNet shall not appoint any other director to InvestNet Board thereafter unless with the written consent of Advance Tech Director.

Article Two
Representations and Warranties of InvestNet

2.1	Immediately prior to this Agreement, InvestNet has a total of 10, 500, 000 shares issued and outstanding, all in one class of common shares. In addition, InvestNet has no options, warrants or other instrument convertible into shares.

2.2	InvestNet represents and warrants to Advance Tech Shareholders that InvestNet is a corporation duly organized, validly existing and in good standing in all aspect under the laws of the State of Nevada and those of the United States applicable thereto, including without limitation to, the laws, regulations, rules, provisions and policies applicable to or in respect of the past and current compliance of InvestNet.

2.3	InvestNet represents and warrants that it is in good standing under the United States Securities and Exchange Commission (“SEC”) and NASD rules and has been consistently in compliance with all applicable foreign, federal, and state law, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”) and SEC and NASD requirements for its common shares to be and continue to be traded.

2.4	InvestNet represents and warrants that there is no action, claim, lawsuits, proceeding or investigation pending or threatened against InvestNet or its business or propriety of the transactions contemplated by this Agreement. Since the last audited Financial Statements and the unaudited interim financial statements for the third quarter 2003, there has been no change in liabilities or debt or change in circumstances of InvestNet that has had or which InvestNet may expect to have material change or adverse effect on the business, affairs and assets of InvestNet. InvestNet has no debts, liabilities to any third party other than those expressly disclosed in its audited and unaudited financial statements referenced hereto. For greater certainty, it has no indebtedness, liabilities or commitment in favour of any third party in respect of any of its business or activities which it pursued prior to this Agreement.

2.5	InvestNet represents and warrants that neither itself nor any of its current or former directors, officers has been the subject of investigation or any disciplinary action by the SEC or NASD for a minimum of five 5 years immediately prior to the execution of this Agreement.

2.6	InvestNet has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; all approval and consent required in respect of the transactions hereunder have been given to and obtained by InvestNet, and no further consent, approval or action or proceeding on the part of InvestNet, its shareholders or its directors is required; the execution, delivery and performance of this Agreement by InvestNet and its directors have been duly and validly approved by InvestNet, its directors and shareholders pursuant to the Certificate of Incorporation and By-Laws of InvestNet.

2.7	InvestNet’s common shares are quoted on the OTCBB under the symbol “IVNE” and the Company will retain such quotation on the OTCBB until the Closing of the transactions contemplated herein. The execution, delivery and performance of this Agreement by InvestNet will not violate any laws, regulations, rules, provisions or policies, including without limitation, SEC and NASD rules, provisions and policies. Nothing contained and contemplated herein will adversely affect the current and post-transaction listing status and privileges of InvestNet’s common shares traded on OTCBB.

2.8	Since the last financial statements annexed hereto as Schedule II ending on September 30, 2003, there has been no change in circumstances that has had or InvestNet may expect to have a material adverse effect on the assets, business and affairs of InvestNet.

2.9	InvestNet is not a party to any oral or written i) contract for the employment of any director, officer or employee, ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit, or retirement plan, iii) agreement, contract, or indenture relating to the borrowing of money, iv) guaranty of any obligation, for the borrowing of money or otherwise, v) collective bargaining agreement; or vi) agreement with any present or former officer or director of InvestNet.

Article Three
Representations and Warranties of Advance Tech

3.1	Advance Tech are the owners of all the Transferred Shares in the capital stock of Advance Tech.

3.2	Advance Tech is a business corporation duly incorporated and validly existing and in good standing under the laws of the British Virgin Islands.

3.3	Advance Tech Warrantors have the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All approval, consent required in respect of the transaction hereunder have been given and have been obtained by Advance Tech. No further consent, approval or action or proceeding on the part of Advance Tech is required.

3.4	The transfer and assignment by each of Advance Tech of the Transferred Shares shall in all aspects be considered as separate transfer and assignment.

3.5	Since September 31, 2003, Advance Tech’s business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been

(1)	any event or change in circumstances that has had, or which Advance Tech expect to have, a materials adverse effect on Advance Tech or its business;

(2)	any change in liabilities of Advance Tech that has had, or which Advance Tech may expect to have, a material effect on Advance Tech or its business;

(3)	any incidence, assumption or guarantee of any indebtedness of Advance Tech for borrowed money of Advance Tech;

(4)	any payments by Advance Tech in respect of any indebtedness of Advance Tech for borrowed money or in satisfaction of any liabilities of Advance Tech;

(5)	the creation, assumption or sufferance of the existence of any lien on any assets reflected on Advance Tech’s Financial Statements;

(6)	any change by Advance Tech in its accounting principles, methods or practices in the manner it keeps its books and records;

(7)	any distribution, dividend or bonus by Advance Tech to any of its respective officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

(8)

any material capital expenditure or commitment by Advance Tech or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any assets or property by Advance Tech other than in the ordinary course of business.

3.6	Advance Tech has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it.

3.7	Advance Tech holds all licenses, IP, software program and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

3.8	Since the last financial statements annexed hereto as Schedule II, there has been no change in circumstances which has had or which Advance Tech may expect to have any adverse effect on the assets, business and affairs of Advance Tech.

3.9	Schedule II annexed hereto are true and complete copies of the audited annual financial statements of Advance Tech for the years March 2001 through to March 2003, and the unaudited interim financial statements ending on September 30, 2003, all compiled in accordance with the account principles generally accepted in Hong Kong. Advance Tech shall cause Advance Tech to prepare and provide InvestNet with audited financial statements for the last two years (March 2003 and 2002) in accordance with US GAAP as soon as practically possible for the purpose of filing with SEC.

Article Four
Covenants

4.1	This Agreement shall enter into force and be binding on the Parties as from the date first above written.

4.2	The Parties shall cooperate and work with each other in good faith to provide to each other with all information necessary to enable the Parties to complete their respective due diligence.

4.3	The Parties agree that InvestNet will pay to Century Square Enterprises Inc. (“Century”) or its designate, a finder’s fee in shares of InvestNet equal to 7% of and in addition to the shares issued to Advance Tech under this Agreement. This is calculated to be 1, 561, 875 shares of InvestNet if all the issued shares of Advance Tech are tendered in exchange for shares of InvestNet. Such finder fees in shares shall be issued to Century or its designate by InvestNet upon completion of the whole transaction contemplated herein. The actual number of shares to be paid to Century or its designate is to be adjusted accordingly in the event that less than 100% of issued shares of Advance Tech are tendered in exchange for shares of InvestNet.

4.4	The Parties shall cooperate in order to comply with all legal and regulatory provisions required to maintain and continue the trading status of the common shares of InvestNet at NASD.

Article FiveMiscellaneous Provisions

5.1	This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada.

5.2	Any and all disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived there from, shall be first addressed through consultation and/or mediation. Disputes unresolved through consultation and mediation shall be referred to and finally resolved by arbitration under the Rules of the International Chamber of Commerce (“ICC Rules”) as those rules may be amended and replaced from time to time, at the Hong Kong International Arbitration Centre, Hong Kong, SAR.

5.3	The arbitration tribunal shall consist of three (3) arbitrators to be named and appointed in accordance with the applicable rules of procedures of the ICC International Court of Arbitration. For the avoidance of doubt, each InvestNet and Advance Tech acting jointly shall have the right to name one (1) arbitrator and the chairman and the third arbitrator of the tribunal shall be appointed pursuant to the applicable rules of procedure. The final award of the arbitration tribunal shall be final and binding upon the Parties. The losing Party shall bear and reimburse the prevailing Party costs and expenses associated with the preparation and prosecution of the arbitration and any enforcement proceedings, including attorney fees on solicitor-client basis, unless otherwise directed by the arbitration tribunal or court of competent jurisdiction.

5.4	Where the losing Party fails to comply with such order and award, the prevailing Party shall be free to apply to a court of competent jurisdiction for an order of enforcement or such other orders or relief as may be properly granted by the court.

5.5	Nothing contained herein will limit or prohibit the rights of either Party to apply to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction or order enforcing its rights hereunder in a court of competent jurisdiction, prior or subsequent to the arbitration.

5.6	No condoning, excusing or overlooking by a Party of any default, breach or non-observance by the other at any time or times in respect of any covenants, provisions, or conditions of this Agreement shall operate as a waiver of such Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such Party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such Party in the absence of an express waiver in writing.

5.7	No amendment or other modification of this Agreement will be binding unless executed in writing by the Parties hereto. The Parties shall cooperate in order to comply with all legal and regulatory provisions required to maintain and continue the trading status of the shares of InvestNet at NASD.

5.8	This Agreement and everything contained herein will inure to the benefit of and be binding upon the Parties and their permitted successors and assigns.

5.9	This Agreement may be executed in counterparts and by facsimile transmission, each such counterpart together shall constitute a single instrument. Three (3) original copies of such counterparts executed by each Party shall be forth with delivered to all other Parties by registered express mail.

5.10	For all purposes, this Agreement shall be deemed to be signed and executed at Vancouver, British Columbia, Canada.

5.11	Schedules annexed hereto shall form an integral part of this Agreement.

5.12	This Agreement shall enter into force as of the date first above written.

IN WITNESS WHEREOF the Parties have duly executed this agreement.

THE COMMON SEAL of InvestNet Inc., was hereto affixed in	)
the presence of:	)

/s/ Ruairidh Campbell	)
Authorised Signatory	)

/s/ Maurice Tsakok	)
Authorised Signatory	)

THE COMMON SEAL of	)
Agrade Limited were hereto	)
affixed in the presence of:

/s/ Ho Chun Lung Terence

THE COMMON SEAL of	)
Advance Tech Asset Management Limited	)
was hereto affixed in the presence of:

/s/ Ho Chun Lung Terence

THE COMMON SEAL of Advance Tech (Asia)) Limited

was hereto affixed in the presence of:	)

/s/ Ho Chun Lung Terence	)

Schedule I

Advance Tech Shareholders

Name	Number of Shares	%
Agrade Limited	500	80.39
Advance Tech Asset Management Limited	76	12.22
Bentworth Limited	7	1.13
Starlight e-Tech (Holdings) Limited	11	1.77
Huang Chiung Hui	7	1.13
Lin Hsueh Chu	2	0.32
Tsai Hui Ying	1	0.16
Chou Li Tao	1	0.16
Koo Pui Man	3	0.48
Ho Chung Han Kent	4	0.64
Tsai Tien Yuan	4	0.64
Chang Tien Chen	4	0.64
Chen Hsin Yang Michael	2	0.32

Schedule II

Financial Statements of InvestNet

Schedule III

Financial Statements of Advance Tech

COMBINED INCOME STATEMENT

                                                    Period from 1st          Year ended
                                                     March, 2000 to         31st March,      Year ended 31st
                                                   31st March, 2001                2002          March, 2003
                                                        HK$                    HK$                 HK$

Turnover                                                  2,647,710          11,344,662           15,459,420
Cost of sales                                           (1,477,658)         (1,825,025)          (1,189,543)
                                                 -------------------    ----------------    -----------------

Gross profit                                              1,170,052           9,519,637           14,269,877
Other revenue                                                12,917                 229                  340
Selling and distribution costs                            (651,876)           (384,820)          (2,992,157)
Administrative expenses                                 (2,088,777)         (1,867,653)          (3,147,847)
Other operating expenses                                  (791,213)           (285,819)            (342,344)
                                                 -------------------    ----------------    -----------------

(Loss)/profit from operating
 activities                                             (2,348,897)           6,981,574            7,787,869
Finance costs                                              (15,469)            (16,991)             (23,684)
                                                 -------------------    ----------------    -----------------

(Loss)/profit before taxation                           (2,364,366)           6,964,583            7,764,185
Taxation                                                  -                   (755,000)          (1,290,000)
                                                 -------------------    ----------------    -----------------

(Loss)/profit attributable to shareholders              (2,364,366)           6,209,583            6,474,185
                                                 ===================    ================    =================

Dividend                                                 -                     -                   -
                                                 -------------------    ----------------    -----------------

COMBINED BALANCE SHEET

                                                           At 31st March,
                                                  2001               2002                2003
                                                   HK$                HK$                 HK$
Assets

Non-current assets
Fixed assets                                   409,566            425,855           6,769,200

Current assets

Trade and other receivables                    643,140          9,612,000           8,872,000
Prepayment and deposits                         16,000              2,500           1,142,852
Bank balances                                   27,450              1,880             584,323
                                       ----------------    ---------------    ----------------
                                               686,590          9,616,380          10,599,175
Less: Current liabilities
Trade and other payables                       493,590            856,000              87,358
Amount due to a director                     1,866,152          3,275,238              42,386
Amount due to a shareholder                   -                  -                    659,740
Obligations under finance leases               100,000            117,537              95,664
Provision for taxation                        -                   755,000             847,726
                                       ----------------    ---------------    ----------------
                                             2,459,742          5,003,775           1,732,874

Net current (liabilities)/assets           (1,773,152)          4,612,605           8,866,301
                                       ----------------    ---------------    ----------------
Total assets less current liabilities      (1,363,586)          5,038,460          15,635,501

Non-current liabilities
Obligations under finance leases              -                   192,463              95,333
Deferred taxation                             -                  -                  1,040,000
                                       ----------------    ---------------    ----------------
NET (LIABILITIES)/ASSETS                   (1,363,586)          4,845,997          14,500,168

CAPITAL AND RESERVES
Share capital                                      866                866                 952
Reserves                                   (1,364,452)          4,845,131          14,499,216
                                       ----------------    ---------------    ----------------
(CAPITAL DEFICIENCY) / SHAREHOLDERS'       (1,363,586)          4,845,997          14,500,168
FUNDS
                                       ================    ===============    ================